Exhibit 10.8

SCHRÖDINGER, INC.

SENIOR EXECUTIVE INCENTIVE COMPENSATION PLAN

Effective as of August 1, 2019

1. Purpose

This Senior Executive Incentive Compensation Plan (the “Incentive Plan”) is intended to provide an incentive to align eligible executives of Schrodinger, Inc. (the “Company”) and its subsidiaries toward achievement and business results, to tie their goals and interests to those of the Company and its stockholders and to enable the Company to attract and retain highly qualified executives.

2. Covered Executives

From time to time, the Compensation Committee of the Board of Directors (the “Board”) of the Company (the “Compensation Committee”) may select certain key executives (the “Covered Executives”) to be eligible to receive bonuses hereunder.

3. Administration

The Compensation Committee shall have sole responsibility for administering, operating and interpreting the Incentive Plan. The Compensation Committee shall have all powers and authorities necessary or appropriate to administer and operate the Incentive Plan, including, without limitation, to determine eligibility to participate in the Incentive Plan, to determine whether and to what extent any Corporate Performance Goal (defined below) or other goals is attained, to determine whether a Covered Executive’s employment is terminated without cause and to interpret and construe the provisions of the Incentive Plan. The Compensation Committee shall have full discretionary authority in all matters relating to the exercise of its responsibilities and authorities under the Incentive Plan. All interpretations, constructions, determination, decisions and actions of the Compensation Committee in relation to the Incentive Plan shall be final, binding and conclusive on all Participants and all other persons.

4. Bonus Determinations

(a) A Covered Executive may receive a bonus payment under the Incentive Plan based upon the attainment of one or more performance objectives which are established by the Compensation Committee and relate to financial and operational metrics with respect to the Company (or any of its subsidiaries), any of which may be measured absolutely or by reference to an index and/or determined either on a consolidated basis or a divisional, project and/or geographic basis, (the “Corporate Performance Goals”). Each Corporate Performance Goal shall have a “target” (for example, 100 percent attainment of the Corporate Performance Goal) and may also have a “minimum” hurdle and/or a “maximum.”

(b) Except as otherwise set forth in Section 4: (i) any bonuses paid to Covered Executives under the Incentive Plan shall be based upon objectively determinable bonus formulas that tie such bonuses to one or more performance targets relating to the Corporate Performance Goals, (ii) bonus formulas for Covered Executives shall be adopted in each performance period by the Compensation Committee and communicated to each Covered Executive at the beginning of each performance period and (iii) no bonuses shall be paid to Covered Executives unless and until the Compensation Committee makes a determination with respect to the attainment of the performance objectives, and has applied any adjustments pursuant to Section 4(c) as the Committee determines to be appropriate in its discretion.

(c) Each Covered Executive shall have a targeted bonus opportunity for each performance period. For each Covered Executive, the Compensation Committee shall have the authority to apportion the target award for the performance period based on the applicable Corporate Performance Goals, and shall have the authority to make adjustments to the amount of the bonus award at any time (including following the end of the performance period) based on such facts and circumstances as the Committee determines to be relevant in its discretion.

(d) Subject to the terms and conditions in any written agreement between the Covered Executive and the Company, the payment of a bonus to a Covered Executive with respect to a performance period shall be conditioned upon the Covered Executive’s employment by the Company on the date on which the bonus is otherwise payable; provided, however, (i) that the Compensation Committee may in its discretion pay a prorated bonus (to the extent the relevant goals are met) to a Covered Executive (A) whose employment with the Company is terminated without cause after completing nine (9) or more months of service in the fiscal year in which such termination occurs or (B) who first became eligible to participate in the Incentive Plan after the beginning of the fiscal year but who completed nine (9) or more months of service in such fiscal year, and in the case of (A) and (B), with any such pro-rated bonus to be calculated based on the number of days worked during the applicable performance period; and (ii) that in the event of the death or disability of the Covered Executive prior to the conclusion of the performance period, any bonus payment earned under the Incentive Plan for that performance period will be paid on a pro-rated basis for the number of days worked during the applicable performance period prior to such event, and subject to the terms and conditions of the plan.

5. Timing of Payment

With respect to Corporate Performance Goals established and measured on an annual basis, Corporate Performance Goals will be measured at the end of each fiscal year after the Company’s applicable financial reports have been issued. If and to the extent that the Corporate Performance Goals and/or other goals for any performance period are met, and following any adjustments by the Compensation Committee pursuant to Section 4(c), the bonus payments will be made as soon as practicable following the Committee’s determination of the amount payable to each Covered Employee and subject to the terms of the Incentive Plan.

6. Amendment and Termination

The Board or the Compensation Committee, in its sole discretion, may amend or terminate the Incentive Plan at any time for any reason.

7. Taxes

The Company shall withhold all applicable taxes from any payment under the Incentive Plan. It is intended that the Incentive Plan be exempt from or comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), so that none of the payments to be provided hereunder will be subject to the additional tax imposed under Code Section 409A, and any ambiguities herein shall be interpreted consistent with such intent. In no event shall the Company or any subsidiary or affiliate thereof be liable for any additional tax, interest or penalty that may be imposed on any Covered Executive under Code Section 409A or damages for failing to comply with Code Section 409A

8. General Provisions

a)

No transferability. No rights granted under the Incentive Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution.

b)

No additional rights or claims. No person will have any rights or claims under or with respect to the Incentive Plan except as set forth herein. Nothing contained herein will be deemed to give any Covered Executive the right to be retained in the employ of the Company or any affiliate thereof or restrict the right of the Company or any such affiliate to terminate any Covered Executive’s employment at any time with or without cause.

c)	Duration of Plan. The Incentive Plan shall commence on the date the Incentive Plan is adopted by the Board, and subject to Section 6, shall remain in effect thereafter.

d)

Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also will include the feminine; the plural will include the singular and the singular will include the plural.

e)

Severability. In the event any provision of the Incentive Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Incentive Plan, and the Incentive Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

f)

Requirements of Law. The granting of bonus awards under the Incentive Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

g)

Governing Law. The Incentive Plan and all awards granted hereunder shall be construed in accordance with and governed by the laws of the State of New York, but without regard to its conflict of law provisions.

h)

Bonus Plan. The Incentive Plan is intended to be a “bonus program” as defined under U.S. Department of Labor regulation 2510.3-2(c) and will be construed and administered in accordance with such intention.

9. Captions. Captions are provided herein for convenience only, and will not serve as a basis for interpretation or construction of the Incentive Plan.